EXHIBIT 99.1

ATWOOD OCEANICS ANNOUNCES CONTRACT
 FOR THE ATWOOD MANTA

FOR IMMEDIATE RELEASE

HOUSTON, August 29, 2013 -- Atwood Oceanics, Inc. (NYSE: ATW), announced today that one of its subsidiaries has been awarded a two year contract extension by CEC International, Ltd. for the jack-up Atwood Manta. The extension is priced at a day rate of $159,500 in Thailand and begins December 2, 2013.  The operating rate for additional geographic locations will be adjusted to account for differences in taxes and operating costs.  With the extension, the Atwood Manta's firm commitment extends through December 2, 2015.

Atwood Oceanics, Inc. is a global offshore drilling contractor engaged in the drilling and completion of exploratory and developmental oil and gas wells. The Company currently owns thirteen mobile offshore drilling units and is constructing four ultra-deepwater drillships. The Company was founded in 1968 and is headquartered in Houston, Texas.  Atwood Oceanics, Inc. common stock is traded on the New York Stock Exchange under the symbol "ATW."

Contact: Mark L. Mey
(281) 749-7902